                                                                           1995         1994
                                                                        ----------    ---------
LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)
Current liabilities:
     Note payable (note 4)............................................  $  400,000      525,000
     Accounts payable.................................................     837,071      788,210
     Accrued expenses.................................................     110,002       77,137
     Notes payable to stockholders (note 5)...........................      --          213,000
                                                                        ----------    ---------
          Total current liabilities...................................   1,347,073    1,603,347
Deferred rent.........................................................     204,609      168,274
                                                                        ----------    ---------
                                                                         1,551,682    1,771,621
                                                                        ----------    ---------
Stockholders' equity (deficit) (notes 10 and 11):
     Common stock, no par value per share; authorized 131,000 shares;
      29,535 and 26,314 issued shares, and 13,677 and 10,456
      outstanding shares in 1995 and 1994, respectively...............     142,060       50,060
     Additional paid-in capital.......................................     226,438      226,438
     Retained earnings (accumulated deficit)..........................     667,096      (51,062)
                                                                        ----------    ---------
                                                                         1,035,594      225,436
Less:
          Notes receivable from stockholder (note 8)..................     (76,371)      --
          Less treasury stock, at cost................................    (303,878)    (303,878)
                                                                        ----------    ---------
               Total stockholders' equity (deficit)...................     655,345      (78,442)
                                                                        ----------    ---------
                                                                        $2,207,027    1,693,179
                                                                         =========     ========